Filed pursuant to Rule 433

Registration Statement No. 333-226200

April 22, 2020

United Mexican States

Final Terms and Conditions

3.900% Notes due 2025

Issuer:	United Mexican States

Transaction:	3.900% Notes due 2025 (the “2025 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$1,000,000,000

Ratings:	Baa1 (negative) / BBB (negative) / BBB- (stable) (Moody’s /Standard & Poor’s / Fitch)*

Maturity Date:	April 27, 2025

Pricing Date:	April 22, 2020

Settlement Date:	April 27, 2020 (T+3)

Coupon:	3.900%

Coupon Payment Frequency:	Semiannual

Issue Price:	98.993%, plus accrued interest, if any, from April 27, 2020

Reference Benchmark Treasury:	0.500% due March 31, 2025

Reference Benchmark Treasury Price and Yield:	100-21; 0.366%

Re-offer Spread over Benchmark Treasury:	+375.9 bps

Yield to Maturity:	4.125%

Interest Payment Dates:	April 27 and October 27 of each year, commencing on October 27, 2020

Optional Redemption:	If redeemed prior to March 27, 2025 (one month prior to the Maturity Date), Make-whole Call calculated at Treasuries +50 bps; If redeemed on or after March 27, 2025 (one month prior to the Maturity Date), at par (in each case, at any time or from time to time prior to maturity upon giving no less than 30 days’ nor more than 60 days’ notice).

Gross Proceeds:	U.S.$989,930,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	SEC Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2025 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.15%

Listing/Trading:	Application will be made to the Luxembourg Stock Exchange - Euro MTF Market Luxembourg

ISIN:	US91087BAJ98

CUSIP:	91087B AJ9

Joint Book-Running Managers /Allocation:	Citigroup Global Markets Inc. (25%) Goldman Sachs & Co. LLC (25%) J.P. Morgan Securities LLC (25%) Santander Investment Securities Inc. (25%)

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated November  19, 2018, accompanies this free writing prospectus and is available from the Securities and Exchange Commission’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312518330259/d628017dsba.htm . A preliminary prospectus supplement, subject to completion, dated April 22, 2020, for the 2025 Notes, is available from the Securities and Exchange Commission’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312520114393/0001193125-20-114393-index.htm .

Mexico’s annual report on Form 18-K for the fiscal year ended December  31, 2018 is available from the SEC’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312519269073/0001193125-19-269073-index.htm.

The issuer has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at +1 (800) 831-9146, Goldman Sachs & Co. LLC toll-free at+1 (800) 828-3182, J.P. Morgan Securities LLC toll-free at +1 (212)-834-6326 or Santander Investment Securities Inc. toll-free at +1 (855) 403-3636.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2025 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

United Mexican States

Final Terms and Conditions

4.750% Notes due 2032

Issuer:	United Mexican States

Transaction:	4.750% Notes due 2032 (the “2032 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$2,500,000,000

Ratings:	Baa1 (negative) / BBB (negative) / BBB- (stable) (Moody’s / Standard & Poor’s / Fitch)*

Maturity Date:	April 27, 2032

Pricing Date:	April 22, 2020

Settlement Date:	April 27, 2020 (T+3)

Coupon:	4.750%

Coupon Payment Frequency:	Semiannual

Issue Price:	97.764%, plus accrued interest, if any, from April 27, 2020.

Reference Benchmark Treasury:	1.500% due February 15, 2030

Reference Benchmark Treasury Price and Yield:	108-11; 0.622%

Re-offer Spread over Benchmark Treasury:	+437.8 bps

Yield to Maturity:	5.000%

Interest Payment Dates:	April 27 and October 27 of each year, commencing on October 27, 2020

Optional Redemption:	If redeemed prior to January 27, 2032 (three months prior to the Maturity Date), Make-whole Call calculated at Treasuries +50 bps; If redeemed on or after January 27, 2032 (three months prior to the Maturity Date), at par (in each case, at any time or from time to time prior to maturity upon giving no less than 30 days’ nor more than 60 days’ notice).

Gross Proceeds:	U.S.$2,444,100,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	SEC Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2032 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.17%

Listing/Trading:	Application will be made to the Luxembourg Stock Exchange - Euro MTF Market Luxembourg

ISIN:	US91087BAK61

CUSIP:	91087B AK6

Joint Book-Running Managers /Allocation:	Citigroup Global Markets Inc. (25%) Goldman Sachs & Co. LLC (25%) J.P. Morgan Securities LLC (25%) Santander Investment Securities Inc. (25%)

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated November  19, 2018, accompanies this free writing prospectus and is available from the Securities and Exchange Commission’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312518330259/d628017dsba.htm . A preliminary prospectus supplement, subject to completion, dated April 22, 2020, for the 2032 Notes, is available from the Securities and Exchange Commission’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312520114393/0001193125-20-114393-index.htm .

Mexico’s annual report on Form 18-K for the fiscal year ended December 31, 2018 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312519269073/0001193125-19-269073-index.htm .

The issuer has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at +1 (800) 831-9146, Goldman Sachs & Co. LLC toll-free at +1 (800) 828-3182, J.P. Morgan Securities LLC toll-free at +1 (212)-834-6326 or Santander Investment Securities Inc. toll-free at +1 (855) 403-3636.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2032 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

United Mexican States

Final Terms and Conditions

5.000% Notes due 2051

Issuer:	United Mexican States

Transaction:	5.000% Notes due 2051 (the “2051 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$2,500,000,000

Ratings:	Baa1 (negative) / BBB (negative) / BBB- (stable) (Moody’s / Standard & Poor’s / Fitch)*

Maturity Date:	April 27, 2051

Pricing Date:	April 22, 2020

Settlement Date:	April 27, 2020 (T+3)

Coupon:	5.000%

Coupon Payment Frequency:	Semiannual

Issue Price:	92.600%, plus accrued interest, if any, from April 27, 2020.

Reference Benchmark Treasury:	2.375% due November 15, 2049

Reference Benchmark Treasury Price and Yield:	128-11; 1.228%

Re-offer Spread over Benchmark Treasury:	+427.2 bps

Yield to Maturity:	5.500%

Interest Payment Dates:	April 27 and October 27 of each year, commencing on October 27, 2020

Optional Redemption:	If redeemed prior to October 27, 2050 (six months prior to the Maturity Date), Make-whole Call calculated at Treasuries +50 bps; If redeemed on or after October 27, 2050 (six months prior to the Maturity Date), at par (in each case, at any time or from time to time prior to maturity upon giving no less than 30 days’ nor more than 60 days’ notice).

Gross Proceeds:	U.S.$2,315,000,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	SEC Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2051 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.19%

Listing/Trading:	Application will be made to the Luxembourg Stock Exchange - Euro MTF Market Luxembourg

ISIN:	US91087BAL45

CUSIP:	91087B AL4

Joint Book-Running Managers /Allocation:	Citigroup Global Markets Inc. (25%) Goldman Sachs & Co. LLC (25%) J.P. Morgan Securities LLC (25%) Santander Investment Securities Inc. (25%)

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated November  19, 2018, accompanies this free writing prospectus and is available from the Securities and Exchange Commission’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312518330259/d628017dsba.htm . A preliminary prospectus supplement, subject to completion, dated April 22, 2020, for the 2051 Notes, is available from the Securities and Exchange Commission’s website at: https://www.sec.gov/Archives/edgar/data/101368/000119312520114393/0001193125-20-114393-index.htm .

Mexico’s annual report on Form 18-K for the fiscal year ended December 31, 2018 is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312519269073/0001193125-19-269073-index.htm .

The issuer has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at +1 (800) 831-9146, Goldman Sachs & Co. LLC toll-free at +1 (800) 828-3182, J.P. Morgan Securities LLC toll-free at +1 (212)-834-6326 or Santander Investment Securities Inc. toll-free at +1 (855) 403-3636.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2051 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.